As filed with the Securities and Exchange Commission on November 15, 2010

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	27- 3335731 (I.R.S. Employer Identification No.)

717 Texas Avenue, Suite 3100
Houston, Texas 77002
(713) 493-2020
(Address of principal executive offices, including zip code)
Copies to:

David J. Shladovsky, Esq. KA Fund Advisors, LLC 1800 Avenue of the Stars, Second Floor Los Angeles, California 90067	David A. Hearth, Esq. Paul, Hastings, Janofsky & Walker LLP 55 Second Street, 24th Floor San Francisco, California 94105-3441 (415) 856-7000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $0.001 per share	Name of each exchange on which each class is to be registered The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐
Securities Act registration statement file number to which this form relates: 333-169177
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.
     The shares (the “Shares”) to be registered hereunder are shares of common stock, $0.001 par value per share, of Kayne Anderson Midstream/Energy Fund, Inc. (the “Registrant”). A description of the Shares is contained under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form N-2, as amended, which registration statement was initially filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, on September 2, 2010 (Registration Nos. 33-169177 and 811-22467, respectively) (the “Registration Statement”), and such description is incorporated herein by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.
     No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Kayne Anderson Midstream/Energy Fund, Inc.
Date: November 15, 2010	By:	/s/ DAVID J. SHLADOVSKY
		Name:	David J.Shladovsky
		Title:	Chief Compliance Officer & Secretary

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